Exhibit 99.4

INDEX TO UNAUDITED STEMGEN, INC.

PRO FORMA CONDENSED FINANCIAL STATEMENTS

Introduction	2

Unaudited Pro Forma Condensed Balance Sheet as of September 30, 2018	3

Unaudited Pro Forma Condensed Statement of Operations for the three months ended September 30, 2018	4

Unaudited Pro Forma Condensed Statement of Operations for the year ended June 30, 2018	5

Notes to Unaudited Pro Forma Financial Information	6

UNAUDITED STEMGEN, INC.

PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Introduction

At the effective time of the merger (the “Merger”) of D3esports Corp. (“D3”), with and into StemGen, Inc. (“StemGen”), with StemGen surviving the Merger, each issued and outstanding share of common and preferred stock of D3 will be converted into common and preferred shares of StemGen in accordance with the terms of the Agreement and Plan of Reorganization between StemGen and D3.

The unaudited pro forma condensed balance sheet gives effect to the Merger as if it had occurred on September 30, 2018; the unaudited pro forma condensed statements of operations give effect to the Merger as if it had occurred on July 1, 2018 for the statement for the three months ended September 30, 2018 and as of May 1, 2018 (inception) for the statement for the year ended June 30, 2018. The unaudited pro forma condensed consolidated balance sheet and condensed consolidated statements of operations should be read in conjunction with (i) StemGen’s Annual Report on Form 10-K for the year ended June 30, 2018, as filed with the Securities and Exchange Commission (the “SEC”) on November 2, 2018, (ii) StemGen’s Quarterly Report on Form 10-Q for the three months ended September 30, 2018, as filed with the SEC on December 10, 2018, (iii) D3’s audited financial statements for the period from inception (May 1, 2018) through June 30, 2018 included elsewhere in this report, and (iv) D3’s unaudited quarterly financial statements for the three months ended September 30, 2018 included elsewhere in this report.

The unaudited pro forma condensed financial statements are for illustrative purposes only and are not necessarily indicative of the financial results that would have occurred if the Merger had been consummated on the dates indicated, nor are they necessarily indicative of the financial position or results of operations in the future. The pro forma adjustments, as described in the accompanying notes, are based upon available information and certain assumptions that are believed to be reasonable as of September 30, 2018.

StemGen, Inc.

Unaudited Pro Forma Condensed Balance Sheet

as of September 30, 2018

	StemGen Historical	D3 Historical	Pro Forma Adjustments		Pro Forma for Merger
ASSETS
Current Assets	$—	$—			$—
Property and equipment, net	—	442,450		(a)	442,450
Goodwill	—	—			—
Total assets	$—	$442,450			$442,450

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities	$934,411	25,891			$960,302

Stockholders’ equity:
Common stock	14,084	5,769	25,548	(a)	45,401
Series A Preferred Stock	—	1,000	6,000	(a)	7,000
Series E Preferred Stock	1,000	—			1,000
Additional paid-in capital	1,068,843	461,371	(2,049,886)	(a)	(519,672)
Accumulated deficit	(2,010,338)	(51,581)	2,010,338		(51,581)
Total stockholders’ equity	(934,411)	416,559			(517,852)
Total liabilities and members’ equity	$—	$442,450			$442,450

StemGen, Inc.

Unaudited Pro Forma Condensed Statement of Operations

For the Three Months Ended September 30, 2018

	D3 Historical	Pro Forma Adjustments		Pro Forma for Merger
OPERATING EXPENSES:
General and administrative expense	$49,586	9,750	(b)	$59,336
LOSS FROM OPERATIONS	(49,586)	(9,750)		(59,336)

Other expense:
Interest expense	—	(20,322)		(20,322)

Net loss	$(49,586)	$ (30,072)		$(79,658)

NET LOSS PER COMMON SHARE – Basic and diluted	$.01			$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING – Basic and diluted	5,769,001	39,631,587	(c)	45,400,588

StemGen, Inc.

Unaudited Pro Forma Condensed Statement of Operations

For the Year Ended June 30, 2018

	D3 Historical	Pro Forma Adjustments		Pro Forma for Merger
OPERATING EXPENSES:
General and administrative expense	$1,995	5,387	(b)	$7,382
LOSS FROM OPERATIONS	(1,995)	(5,387)		(7,382)

Other expense:
Interest expense	—	(15,262)		(15,262)
Gain on extinguishment of convertible debt	—	21,668		21,668
Net income	$(1,995)	$ 1,019		$(976)

NET LOSS PER COMMON SHARE – Basic and diluted				$0.00

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING – Basic and diluted	4,706,508	40,694,080	(c)	45,400,588

StemGen, Inc.

Notes to Unaudited Pro Forma Financial Information

The unaudited pro forma condensed financial statements are for illustrative purposes only and are not necessarily indicative of the financial results that would have occurred if the Merger had been consummated on the dates indicated, nor are they necessarily indicative of the financial position or results of operations in the future. The pro forma adjustments, as described in the accompanying notes, are based upon available information and certain assumptions that are believed to be reasonable as of September 30, 2018.

Pro Forma Adjustments

Following is a description of the pro forma adjustments made to the historical financial statements of StemGen:

(a)    Represents the acquisition of D3 assets and liabilities through the issuance of 39,631,587 shares of common stock and 7,000,000 shares of Series A Preferred Stock. The Merger is accounted for as a reverse acquisition with D3 being the continuing entity.

(b)    Represents the results of operations of StemGen which will be included in the results of operations of D3 after the Merger.

(c)    Pro forma weighted average number of common shares outstanding has been adjusted to reflect the issuance of 39,631,587 shares of common stock in the Merger.